Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Joseph Cormier	Mark Root
Vice President, Corporate Development	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 571-259-1169
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Reports 2008 First Quarter Results

•	Revenue of $425 million, up 44% over first quarter 2007 (19% organic revenue growth)

•	Operating income of $34.6 million, up 62% over first quarter 2007

•	Net Income of $19.9 million, up 51% over first quarter 2007

•	Diluted earnings per share of $0.57, up 46% over first quarter 2007

•	Contract awards of $767 million in the first quarter, which represents 1.8x book-to-bill

•	Increases 2008 Full Year Revenue and EPS Guidance

FAIRFAX, Virginia, April 30, 2008 – ManTech International Corporation (NASDAQ: MANT) today announced results for the first quarter of 2008. ManTech reported revenue of $425.1 million for the first quarter of 2008, up $130.8 million, or 44%, compared to $294.3 million for the same period in 2007. This represents 19% organic revenue growth for the first quarter based on pro forma revenue for the first quarter 2007, which reflects revenue generated by SRS Technologies and McDonald Bradley. The growth was primarily a result of the solid execution of the business strategy to focus on the high-end defense and intelligence markets that support our national security.

Operating income in the first quarter was $34.6 million (8.1% of revenue) up 62% compared to $21.4 million (7.3% of revenue) for the same period in 2007. Net Income in the first quarter was $19.9 million up 51% compared to $13.2 million for the same period in 2007. Diluted earnings per share were $0.57 for the first quarter, up 46% compared to $0.39 for the same period in 2007.

“Our national security missions here and around the world continue to receive priority in terms of funding and that translated into record funded backlog for ManTech,” said George J. Pedersen, Chairman of the Board and CEO of ManTech International Corporation. “Due to our trusted relationships, we believe we will continue to see strong demand for our services and the requisite funding to execute on these missions regardless of the timing of supplemental appropriations.”

Contract Awards & Backlog

ManTech had contract awards of $767 million in the first quarter with over $110 million coming from classified contracts. The other awards cross all of ManTech’s business areas and include large wins with the following customers:

•	$268 million one-year bridge extension under the Countermine program for the U.S. Army that helps protect the troops from Improvised Explosive Devices (IED)

•	$62 million contract expansion to support the Army’s global property management system

•	$83 million five-year contract to provide warfare analysis, modeling and simulation, and software development for U.S. Naval Air Systems Command

As a result of the significant amount of contract awards received in the first quarter of 2008, ManTech’s reported backlog as of March 31, 2008, was $3.44 billion, a 17% increase from $2.94 billion as of March 31, 2007. Funded backlog was a record $949 million, a 24% increase from $767 million as of March 31, 2007.

“As we anticipated, our first quarter bookings were very strong and we have continued the momentum into the second quarter with over $200 million in classified contract awards in April,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation, “This bookings momentum should translate into continued strong growth throughout the remainder of 2008.”

Cash Flow and Balance Sheet Information

Days Sales Outstanding of accounts receivable, or DSOs, were 74 days as of March 31, 2008. For the quarter, cash flow from operations was $15 million and net debt at the end of March was $138 million.

Company Guidance

The Company’s initial second quarter and updated full year 2008 guidance is summarized in the table below. ManTech’s guidance does not include future acquisitions or divestitures.

(Dollars in millions, except earnings per share amounts)

	2nd Quarter 2008	Full Year 2008
Revenue	$435 - $450	$1,735 - $1,800
Net Income	$20.8 – $21.8	$83.4 – $87.2
Diluted Earnings Per Share	$0.59 – $0.62	$2.37 – $2.47
Weighted Average Shares Outstanding	35.20 million	35.25 million

The Company’s revenue guidance for the second quarter and full year 2008 reflects the continuation of strong business momentum in its core national security and defense business. ManTech’s second quarter 2008 revenue guidance represents total revenue growth of 25% to 29% and pro forma organic revenue growth of 12% to 16%. ManTech’s 2008 full year revenue guidance represents total revenue growth of 20% to 24% and pro forma organic revenue growth of 10% to 14% without any future acquisitions. The organic growth rate is derived by adding 2007 revenue for both SRS and MBI to ManTech’s 2007 revenue base. The Company’s second quarter 2008 earnings per share range represents 34% to 41% growth over second quarter 2007 and for the full year 2008 represents 22% to 27% growth over 2007.

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss first quarter 2008 results and answer questions. Interested parties may access the call by dialing (888) 737-3616 (domestic) or (913) 312-1488 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 8 p.m. today and will remain available through midnight, May 14, 2008. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 7696748. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia with more than 7,400 professionals, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, software development, enterprise architecture, cyber security, information assurance, intelligence operations and analysis support, network and critical infrastructure protection, information operations and information warfare support, information technology, communications integration, logistics and supply chain management, and service oriented architectures. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and 40 countries. In 2007, ManTech was named one of BusinessWeek.com’s fastest growing tech companies; to Business 2.0 magazine’s 100 Fastest Growing Technology Companies list for the second year in a row; to the Deloitte & Touche list of the 50 fastest growing technology companies in Virginia; and a GI Jobs magazine Top Ten Military Friendly Employer. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidation; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Amounts)

	(unaudited)
	March 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,984	$8,048
Receivables—net	351,394	337,467
Prepaid expenses and other	14,655	19,104

Total Current Assets	376,033	364,619

Property and equipment—net	13,785	14,170
Goodwill	452,045	451,832
Other intangibles—net	80,095	82,976
Employee supplemental savings plan assets	16,808	17,999
Other assets	5,821	5,907

TOTAL ASSETS	$944,587	$937,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$138,100	$126,000
Accounts payable and accrued expenses	113,719	100,447
Accrued salaries and related expenses	46,144	61,429
Billings in excess of revenue earned	7,374	8,334

Total Current Liabilities	305,337	296,210

Debt-net of current portion	10,000	39,000
Accrued retirement	17,958	18,973
Other long-term liabilities	7,641	7,848
Deferred income taxes—non-current	25,498	24,167

TOTAL LIABILITIES	366,434	386,198

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 20,788,663 and 20,474,379 shares issued at March 31, 2008 and December 31, 2007; 20,545,623 and 20,231,339 shares outstanding at March 31, 2008 and December 31, 2007, respectively	208	205
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 14,144,345 and 14,279,813 shares issued and outstanding at March 31, 2008 and December 31, 2007	141	143
Additional paid-in capital	304,739	297,827
Treasury stock, 243,040 shares at cost at March 31, 2008 and December 31, 2007	(9,114)	(9,114)
Retained earnings	282,619	262,686
Accumulated other comprehensive loss	(145)	(147)
Unearned ESOP shares	(295)	(295)

TOTAL STOCKHOLDERS’ EQUITY	578,153	551,305

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$944,587	$937,503

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	Three months ended March 31,
	2008	2007
	(unaudited)	(unaudited)
REVENUES	$425,072	$294,285
Cost of services	355,718	246,903
General and administrative expenses	34,800	26,019

OPERATING INCOME	34,554	21,363
Interest expense	(1,642)	(94)
Interest income	211	421
Other (expense) income, net	(120)	12

INCOME BEFORE PROVISION FOR INCOME TAXES	33,003	21,702
Provision for income taxes	(13,070)	(8,334)

INCOME FROM CONTINUING OPERATIONS	19,933	13,368
(Loss) from discontinued operations, net of taxes	—	(458)
Gain on sale of discontinued operation, net of taxes (to CEO)	—	338

NET INCOME	$19,933	$13,248

BASIC EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.58	$0.39
(Loss) on discontinued operations, net of taxes	—	—

Class A basic earnings per share	$0.58	$0.39

Weighted average common shares outstanding	20,319	19,306

Class B common stock
Income from continuing operations	$0.58	$0.39
(Loss) on discontinued operations, net of taxes	—	—

Class B basic earnings per share	$0.58	$0.39

Weighted average common shares outstanding	14,238	14,570

DILUTED EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.57	$0.39
(Loss) on discontinued operations, net of taxes	—	—

Class A diluted earnings per share	$0.57	$0.39

Weighted average common shares outstanding	20,782	19,771

Class B common stock
Income from continuing operations	$0.57	$0.39
(Loss) on discontinued operations, net of taxes	—	—

Class B diluted earnings per share	$0.57	$0.39

Weighted average common shares outstanding	14,238	14,570

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Three months ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,933	$13,248
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operation, net of tax	—	458
Gain on sale of discontinued operation, net of tax	—	(338)
Unrealized loss on warrants	—	35
Stock-based compensation	1,733	1,569
Tax benefits from exercise of stock options	(842)	(505)
Deferred income taxes	404	(2,161)
Depreciation and amortization	4,167	2,631
Change in assets and liabilities—net of effects from acquired and disposed businesses:
Receivables-net	(13,927)	(6,755)
Prepaid expenses and other	5,363	4,161
Accounts payable and accrued expenses	14,221	(14,584)
Accrued salaries and related expenses	(15,285)	(10,530)
Billings in excess of revenue earned	(960)	2,213
Accrued retirement	(1,015)	(357)
Other	1,219	715

Net cash flow from operating activities of continuing operations	15,011	(10,200)
Net cash flow from discontinued operations	—	(1,562)

Net cash flow from operating activities	15,011	(11,762)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(576)	(1,224)
Investment in capitalized software for internal use	(459)	(764)
Acquisition of businesses	(213)	—

Net investing cash flow from continuing operations	(1,248)	(1,988)
Net investing cash flow from discontinued operations	—	3,000

Net cash flow from investing activities	(1,248)	1,012

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,231	3,385
Excess tax benefits from the exercise of stock options	842	505
Excess tax benefit from distribution of shares held in grantor trust	—	8,581
Treasury stock acquired	—	(9,114)
Net repayments of borrowings under the line of credit, non-current	(29,000)	—
Net borrowings under the line of credit	12,100	—

Net cash flow from financing activities	(11,827)	3,357

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,936	(7,393)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,048	41,510

CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,984	$34,117

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